Exhibit 99.1

NEWS RELEASE

For Immediate Release
August 13, 2013

MAXWELL TECHNOLGIES FILES AMENDED FORM 10-Q FOR THIRD QUARTER OF 2012

SAN DIEGO, Calif. - Maxwell Technologies Inc. (Nasdaq: MXWL) filed an amendment to its quarterly report on Form 10-Q for the quarter ended September 30, 2012, with the Securities and Exchange Commission (“SEC”) today in order to benefit from certain rules of the SEC that require an issuer to have filed, or amend if required, all periodic reports during the preceding 12 months. The financial statements and other information contained in this quarterly report are consistent with the information contained in Maxwell's annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on August 1, 2013.
About Maxwell Technologies, Inc.
Maxwell is the global leader in the development and manufacture of innovative, cost effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our high-voltage capacitor products help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

Media & Investor Contact: Michael Sund +1 (858) 503-3233; msund@maxwell.com

###